EXHIBIT 10.1



                             MODIFICATION AGREEMENT

         This MODIFICATION AGREEMENT entered into as of March 28, 1999, between Big Entertainment, Inc., a Florida corporation, with an address 2255 Glades Road, #237W, Boca Raton, Florida 33431 (the "Company") and BankBoston Retail Finance Inc., a Delaware corporation with an address of 40 Broad Street, Boston, Massachussetts 02109 (the "BBRF").

         WHEREAS, BBRF established a revolving line of credit pursuant to a certain Loan and Security Agreement by and between BBRF and Tekno Comix, Inc. (the "Borrower"), a subsidiary of the Company dated as of December 30, 1997 (the "Loan Agreement") for Borrower respecting which Lender agreed to lend to Borrower upon Borrower's request, but subject to the terms and conditions set forth in the Loan Agreement, up to Five Million Dollars and Zero Cents ($5,000,000). All capitalized terms used herein shall have the same meaning as set forth in the Loan Agreement, unless otherwise defined herein.

         WHEREAS, in consideration thereof, the Company entered into a certain Purchase Warrant and Agreement with Lender dated as of December 30, 1997 whereby it granted BBRF the right to purchase 30,000 shares of common stock of the Company (the "Warrant").

         WHEREAS, Borrower has failed to comply with certain terms of the Loan Agreement and has requested that BBRF to waive the Borrower's non-compliance and to modify certain aspects of the Loan Agreement.

         WHEREAS, subject to the terms, and conditions in this Agreement and a certain Second Modification Agreement by and between Lender and Borrower, BBRF is willing to accommodate the Borrower's requests.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, BBRF and the Borrower mutually agree as follows:

       1. EFFECTIVE DATE OF AGREEMENT. This Modification Agreement shall become effective (the "Effective Date") upon receipt by BBRF of the following items, in form and substance acceptable to BBRF in its sole discretion: (i) an original copy of the Second Modification Agreement executed by Borrower, BBRF and the Company; (ii) an original executed copy of this Modification Agreement executed by the Company; (iii) a paydown of the principal balance of the Loan Account by $75,000.00.

       2. MODIFICATIONS TO WARRANT.

          (a) The following definition for the word "indebtedness" shall be inserted as a new paragraph 1(E) and the existing paragraphs l(E) through l(I) shall be enumerated as l(F) through l(J) respectively: "INDEBTEDNESS" includes, without limitation, all Liabilities (as such term is defined in that certain Loan and Security Agreement by and between BankBoston Retail Finance Inc. and Tekno Comix, Inc. dated as of December 30, 1997, and any modifications, amendments, substitutions or restatements thereof).

              (b) The word "INDEBTEDNESS" shall be deleted from the third and fourth line of Section 2(B) of the Warrant and the word "indebtedness" shall be substituted therefor.

       3. COUNSEL FEES AND EXPENSES. the Company will, upon demand, pay all counsel fees and expenses reasonably incurred by BBRF in connection with this Agreement.

       4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

       5. BINDING EFFECT OF AGREEMENT. All covenants, agreements, representations and warranties contained herein shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether expressed or not; provided that the Company may not assign or transfer its rights hereunder.

       6. FURTHER ASSURANCES. The Company will from time to time execute and deliver to BBRF, and take or cause to be taken, all such other further action as BBRF may request in order to effect and confirm or vest more securely in BBRF all rights contemplated hereunder.

       7. WAIVERS. No delay or omission on the part of BBRF in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of BBRF on any future occasion.

       8. MASSACHUSETTS LAW. This Agreement is intended to take effect as a sealed instrument and has been executed or completed and is to be performed in Massachusetts, and it and all transactions thereunder or pursuant thereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties thereunder and in all other respects by the domestic laws of Massachusetts.

       9. REPRODUCTIONS. This Agreement and all documents which have been or may be hereinafter furnished by the Company to BBRF may be reproduced by BBRF by an photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

       10. JURY WAIVER. THE COMPANY AND BBRF EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT. THE COMPANY CETIFIES THAT BBRF NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSELY OR OTHERWISE, THAT BBRF WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

         Executed under seal as of the date written above.

Witness                                  Big Entertainment, Inc. (the "Company")



/s/ NANCY GRONINGER                      By: /s/ MARCI L. YUNES
--------------------------                   -------------------------
                                             Name:   Marci L. Yunes
                                             Title:  Chief Financial Officer

Accepted: BankBoston Retail Finance, Inc.

By:  /s/ JOSEPH V. BALSAMO
     -----------------------------------
     Name:  Joseph V. Balsamo
     Title: Vice President